Exhibit 23.1 – Consent of BDO USA, LLP

Teletouch Communications, Inc.
Fort Worth, Texas

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-108946 and File No. 333-108945) of Teletouch Communications, Inc. of our report dated August 30, 2010, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2010.

/s/ BDO USA, LLP

Houston, Texas
August 30, 2010